Exhibit 23.3

GLENGARRY DEVELOPMENT CORP.
1395 Marine Drive
West Vancouver, British Columbia V7T 2X8

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as an expert for the registrant, INTERNATIONAL GOLD CORP.

DATED this 15th day of August, 2005.

Yours truly,

/s/ Lloyd Tattersall
Lloyd Tattersall